CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 21, 1997 included in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.





                               /S/ ARTHUR ANDERSEN LLP

                               ARTHUR ANDERSEN LLP




Houston, Texas
April 13, 1998